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                                                                    EXHIBIT 99.1



The undersigned, Chief Executive Officer and Chief Financial Officer, hereby certify, to the best of their knowledge and belief, that the Form 10-Q of The Official Information Company (the "Company") for the quarterly period ended June 30, 2002 (the "Periodic Report") accompanying this certificate fully complies with the requirement of Section 13(a) or 15(b) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operation of the Company. The foregoing certification is incorporated solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002 and is not intended to be used for any other purpose.

                                         THE OFFICIAL INFORMATION COMPANY

                                         By: /s/ Ian L. M. Thomas
                                             ---------------------------------
                                             IAN L.M. THOMAS
                                             CHIEF EXECUTIVE OFFICER


                                         By: /s/ Steven J. Hunt
                                             ---------------------------------
                                             STEVEN J. HUNT
                                             CHIEF FINANCIAL OFFICER



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